Exhibit 3.1

CERTIFICATE OF MERGER

of

AMERIGAS PROPANE HOLDINGS, LLC

(a Delaware limited liability company)

with and into

AMERIGAS PARTNERS, L.P.

(a Delaware limited partnership)

August 21, 2019

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned hereby certifies to the following information relating to the merger of AmeriGas Propane Holdings, LLC, a Delaware limited liability company, with and into AmeriGas Partners, L.P. (the “Partnership”), a Delaware limited partnership (the “Merger”):

FIRST: The name, type of entity and jurisdiction of formation or organization of each of the constituent entities (the “Constituent Entities”) to the Merger are as follows:

Name	Entity Type	Jurisdiction of Formation or Organization
AmeriGas Partners, L.P.	Limited Partnership	Delaware
AmeriGas Propane Holdings, LLC	Limited Liability Company	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by each of the Constituent Entities in accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

THIRD: The Partnership shall be the entity surviving the Merger (the “Surviving Entity”), and the name of the Surviving Entity shall remain “AmeriGas Partners, L.P.”

FOURTH: The certificate of limited partnership of the Partnership as in effect immediately prior to the effectiveness of this Certificate of Merger shall be the certificate of limited partnership of the Surviving Entity, without any changes or amendments thereto as a result of the Merger.

FIFTH: The Agreement and Plan of Merger is on file at 460 North Gulph Road, King of Prussia, PA 19406, a place of business of the Surviving Entity, and a copy thereof will be furnished by the Surviving Entity, on request and without cost, to any partner or member of, or person holding an interest in, either of the Constituent Entities.

SIXTH: The Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the Surviving Entity.

AMERIGAS PARTNERS, L.P.

By:	AMERIGAS PROPANE, INC., its general partner

	By:	/s/ Hugh J. Gallagher
	Name:	Hugh J. Gallagher
	Title:	President and Chief Executive Officer

[Signature Page to Certificate of Merger]